RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS5 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS5

$ 160,886                           0.00%                CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated April 26, 2002
                                       to
                         Prospectus dated March 22, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated April 26, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------   ---------     ----------     ---------      ---------
499 or less ..............................              30  $  3,066,167          4.53%  $    102,206          82.42%
500 - 519 ................................               7     1,010,329          1.49        144,333          81.40
520 - 539 ................................               7       583,663          0.86         83,380          79.10
540 - 559 ................................              14     1,216,676          1.80         86,905          83.40
560 - 579 ................................              13     1,162,542          1.72         89,426          82.03
580 - 599 ................................              23     2,187,549          3.23         95,111          80.76
600 - 619 ................................              21     3,294,745          4.87        156,893          79.62
620 - 639 ................................              39     4,527,976          6.69        116,102          80.93
640 - 659 ................................              34     4,600,444          6.80        135,307          79.62
660 - 679 ................................              24     3,996,498          5.91        166,521          70.29
680 - 699 ................................              52     5,934,717          8.77        114,129          78.56
700 - 719 ................................              66     6,450,376          9.53         97,733          78.98
720 - 739 ................................              64     6,575,047          9.72        102,735          77.42
740 - 759 ................................              59     6,923,990         10.23        117,356          78.23
760 - 779 ................................              58     5,857,743          8.66        100,996          76.58
780 - 799 ................................              50     4,365,034          6.45         87,301          74.62
800 or greater ...........................              47     4,668,664          6.90         99,333          73.59
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............             608  $ 66,422,162         98.15%  $    109,247          77.91%
Not Available ............................               8     1,251,883          1.85        156,485          81.50
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860          77.98%
                                            ==============  ============  ============

         The minimum and maximum credit scores of the mortgage loans were 449 and 831, respectively, and the weighted average credit score of the mortgage loans was 689.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                                        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             292  $ 40,703,976         60.15%  $    139,397           677          77.79%
Second/Vacation ..........................               9     1,008,464          1.49        112,052           679          68.53
Non Owner-occupied .......................             315    25,961,605         38.36         82,418           708          78.63
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============

                                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             178  $ 16,882,025         24.95%  $     94,843           710          83.69%
Rate/Term Refinance ......................             182    22,197,738         32.80        121,966           683          76.63
Equity Refinance .........................             256    28,594,282         42.25        111,696           681          75.65
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============

                                                                  MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             411  $ 45,068,597         66.60%  $    109,656           685          77.42%
Two-to-four family units .................             107    11,923,509         17.62        111,435           696          81.53
Planned Unit Developments (detached) .....              45     6,753,372          9.98        150,075           685          75.83
Condo Low-Rise (less than 5 stories) .....              31     1,712,380          2.53         55,238           744          76.39
Planned Unit Developments (attached) .....               7       705,026          1.04        100,718           729          78.35
Condo High-Rise (9 stories or more) ......               3       618,958          0.91        206,319           678          85.29
Townhouse ................................               5       393,355          0.58         78,671           685          71.81
Manufactured Home ........................               4       269,304          0.40         67,326           719          75.73
Condotel (1 to 4 stories) ................               2       128,601          0.19         64,301           773          63.13
Condo Mid-Rise (5 to 8 stories) ..........               1       100,943          0.15        100,943           719          80.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alabama ..................................              13  $  1,353,457          2.00%  $    104,112           644          85.49%
Arkansas .................................               5       228,009          0.34         45,602           698          83.67
Arizona ..................................              21     1,800,131          2.66         85,721           770          76.48
California ...............................              42     6,889,402         10.18        164,033           721          74.15
Colorado .................................              14     2,647,987          3.91        189,142           679          65.42
Connecticut ..............................               7     1,177,970          1.74        168,281           625          83.44
District of Columbia .....................               1       112,616          0.17        112,616           762          80.00
Delaware .................................               2       189,516          0.28         94,758           713          75.46
Florida ..................................              55     6,226,529          9.20        113,210           700          79.20
Georgia ..................................              29     2,830,107          4.18         97,590           686          74.26
Hawaii ...................................               1        63,719          0.09         63,719           789          90.00
Iowa .....................................               4       332,298          0.49         83,075           696          71.96
Idaho ....................................              10     1,287,304          1.90        128,730           712          77.67
Illinois .................................              16     1,407,708          2.08         87,982           673          79.59
Indiana ..................................              27     1,289,523          1.91         47,760           690          77.26
Kansas ...................................              16       701,374          1.04         43,836           643          78.45
Kentucky .................................               7       660,489          0.98         94,356           696          81.01
Louisiana ................................              11     1,235,741          1.83        112,340           681          84.53
Massachusetts ............................               5       442,450          0.65         88,490           718          81.44
Maryland .................................               9       616,694          0.91         68,522           720          83.20
Michigan .................................              28     1,991,503          2.94         71,125           654          79.68
Minnesota ................................               1        96,072          0.14         96,072           554          80.00
Missouri .................................              12     1,027,691          1.52         85,641           721          81.23
Mississippi ..............................               4       694,435          1.03        173,609           671          90.98
Montana ..................................               3       460,505          0.68        153,502           681          83.06
North Carolina ...........................              10     1,072,375          1.58        107,238           649          71.15
Nebraska .................................               2       188,616          0.28         94,308           624          93.03
New Hampshire ............................               1       119,441          0.18        119,441           520          77.00
New Jersey ...............................              14     1,724,747          2.55        123,196           686          75.09
New Mexico ...............................               4       356,390          0.53         89,097           650          74.19
Nevada ...................................               6       855,524          1.26        142,587           738          78.37
New York .................................              10     2,456,819          3.63        245,682           646          81.24
Ohio .....................................              34     2,253,824          3.33         66,289           675          82.15
Oklahoma .................................               9       671,605          0.99         74,623           699          83.46
Oregon ...................................              14     2,118,945          3.13        151,353           690          73.78
Pennsylvania .............................              19     1,763,987          2.61         92,841           698          80.26
Rhode Island .............................               1       117,841          0.17        117,841           811          90.00
South Carolina ...........................               7       539,973          0.80         77,139           616          81.07
Tennessee ................................              17     1,426,708          2.11         83,924           703          81.74
Texas ....................................              93    11,728,672         17.33        126,115           680          77.38
Utah .....................................               6       658,450          0.97        109,742           670          81.86
Virginia .................................              13     2,004,118          2.96        154,163           733          78.40
Washington ...............................              11     1,695,864          2.51        154,169           691          79.87
Wisconsin ................................               2       156,916          0.23         78,458           639          81.11
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============

------------------------
         No more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Colorado and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Colorado.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             398  $ 39,379,666         58.19%  $     98,944           689          80.22%
Reduced Documentation ....................             218    28,294,379         41.81        129,791           689          74.85
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============


         No more than 12.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
4.125 - 4.249 ............................               1  $     46,462          0.07%  $     46,462           586          90.00%
6.375 - 6.499 ............................               1        46,079          0.07         46,079           761          80.00
6.500 - 6.624 ............................               3       225,346          0.33         75,115           741          78.54
6.625 - 6.749 ............................               4       183,796          0.27         45,949           680          64.86
6.750 - 6.874 ............................              11     1,555,989          2.30        141,454           766          68.21
6.875 - 6.999 ............................              15     1,969,719          2.91        131,315           708          73.56
7.000 - 7.124 ............................              31     4,073,996          6.02        131,419           720          73.12
7.125 - 7.249 ............................              46     7,631,615         11.28        165,905           693          72.92
7.250 - 7.374 ............................              54     6,859,274         10.14        127,024           695          78.68
7.375 - 7.499 ............................              63     7,138,912         10.55        113,316           688          76.78
7.500 - 7.624 ............................              79     9,456,773         13.97        119,706           697          77.88
7.625 - 7.749 ............................              45     6,224,661          9.20        138,326           687          79.56
7.750 - 7.874 ............................              60     5,461,792          8.07         91,030           685          81.99
7.875 - 7.999 ............................              56     5,708,192          8.43        101,932           697          79.81
8.000 - 8.124 ............................              37     2,807,644          4.15         75,882           665          82.92
8.125 - 8.249 ............................              23     1,954,018          2.89         84,957           620          83.69
8.250 - 8.374 ............................              36     2,881,663          4.26         80,046           654          80.23
8.375 - 8.499 ............................              29     1,856,146          2.74         64,005           684          80.94
8.500 - 8.624 ............................              13       992,647          1.47         76,357           597          83.30
8.625 - 8.749 ............................               6       360,758          0.53         60,126           564          82.39
8.750 - 8.874 ............................               1       147,034          0.22        147,034           793          90.00
8.875 - 8.999 ............................               1        43,459          0.06         43,459           706          90.00
9.000 - 9.124 ............................               1        48,067          0.07         48,067           648          80.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.5283% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
6.095 ....................................               1  $     46,079          0.07%  $     46,079           761          80.00%
6.220 ....................................               3       225,346          0.33         75,115           741          78.54
6.345 ....................................               4       183,796          0.27         45,949           680          64.86
6.470 ....................................              11     1,555,989          2.30        141,454           766          68.21
6.595 ....................................              15     1,969,719          2.91        131,315           708          73.56
6.720 ....................................              31     4,073,996          6.02        131,419           720          73.12
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......              65  $  8,054,926         11.90%  $    123,922           726          72.28%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.999707491%.


                                                     ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             358  $ 20,966,864         30.98%  $     58,567           691          77.90%
100,001-200,000 ..........................             187    25,060,978         37.03        134,016           698          78.48
200,001-300,000 ..........................              39     9,222,205         13.63        236,467           691          79.85
300,001-400,000 ..........................              23     7,735,135         11.43        336,310           672          76.61
400,001-500,000 ..........................               6     2,586,830          3.82        431,138           620          80.89
500,001-600,000 ..........................               2     1,148,422          1.70        574,211           724          75.04
900,001-1,000,000 ........................               1       953,610          1.41        953,610           661          55.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860           689          77.98%
                                            ==============  ============  ============


                                                         ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                NUMBER OF                 PERCENTAGE OF      AVERAGE
                                                MORTGAGE      PRINCIPAL     MORTGAGE        PRINCIPAL   WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS        BALANCE       LOANS           BALANCE      CREDIT SCORE
------------------------------------------      ---------   ------------  -------------   ------------  ----------------
00.01-50.00 ..............................              24  $  1,861,650          2.75%  $     77,569            744
50.01-55.00 ..............................               8     1,622,643          2.40        202,830            689
55.01-60.00 ..............................              19     2,032,050          3.00        106,950            714
60.01-65.00 ..............................              18     1,882,878          2.78        104,604            733
65.01-70.00 ..............................              45     4,767,393          7.04        105,942            712
70.01-75.00 ..............................              86     9,688,147         14.32        112,653            712
75.01-80.00 ..............................             238    28,444,759         42.03        119,516            675
80.01-85.00 ..............................              30     3,200,355          4.73        106,679            663
85.01-90.00 ..............................             118    10,545,762         15.58         89,371            689
90.01-95.00 ..............................              29     3,535,186          5.22        121,903            663
95.01-100.00 .............................               1        93,222          0.14         93,222            749
                                                ----------  ------------  ------------   ------------   ----------------
Total, Average or Weighted Average .......             616  $ 67,674,045        100.00%  $    109,860            689
                                                ==========  ============  ============

      The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.98%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                              PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                       FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   ------   ------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       48
April 2008 .................................................      96       79       53       42       33
April 2009 .................................................      94       73       42       31       23
April 2010 .................................................      92       68       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      88       57       22       13        7
April 2013 .................................................      86       52       18       10        5
April 2014 .................................................      83       48       14        7        3
April 2015 .................................................      81       44       11        5        2
April 2016 .................................................      78       40        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      65       26        3        1        *
April 2021 .................................................      61       23        3        1        *
April 2022 .................................................      57       20        2        1        *
April 2023 .................................................      52       17        1        *        *
April 2024 .................................................      48       15        1        *        *
April 2025 .................................................      43       12        1        *        *
April 2026 .................................................      37       10        1        *        *
April 2027 .................................................      31        8        *        *        *
April 2028 .................................................      25        6        *        *        *
April 2029 .................................................      18        4        *        *        *
April 2030 .................................................      11        2        *        *        *
April 2031 .................................................       3        1        *        *        *
April 2032 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.0     10.0      4.6      3.5      2.7

-----------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                ASSUMED MORTGAGE CHARACTERISTICS

                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $    8,057,458.10   $   61,200,314.58
Weighted average mortgage rate ...................       6.8950278587%             7.6116%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                358                 359
Weighted average remaining term
to maturity (months) .............................                317                 317

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

           ASSUMED PURCHASE PRICE           0%      6%     18%      24%     30%
-----------------------------------------  ---     ----   -----    -----   -----
$110,668.................................  2.3%    4.3%   10.0%    13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                            EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.


                                     EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
                                     ======   ===========        ======   ===========        ======   ===========
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%


                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461
                                     ------   -----------        ------   -----------        ------   -----------
Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
                                     ======   ===========        ======   ===========        ======   ===========
Percent of Loan Portfolio ....        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:44                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GXZ9    61,127,317.00           0.00     6.000000  %          0.00
A-2     76110GYA3    49,619,758.00           0.00     6.750000  %          0.00
A-3     76110GYB1    15,872,837.00           0.00     6.750000  %          0.00
A-4     76110GYC9    19,850,000.00  23,752,506.25     6.750000  %          0.00
A-5     76110GYD7   100,026,520.00   5,953,197.30     6.000000  %  3,818,033.24
A-6     76110GYE5    69,065,930.00   2,551,370.27     2.817498  %  1,636,299.96
A-7     76110GYF2             0.00           0.00     5.682499  %          0.00
A-8     76110GYG0    24,955,034.00  24,955,034.00     6.500000  %          0.00
A-9     76110GYH8    10,161,328.00           0.00     6.750000  %          0.00
A-10    76110GYJ4             0.00           0.00     6.750000  %          0.00
A-11    76110GYK1    46,600,000.00           0.00     6.750000  %          0.00
A-12    76110GYL9     2,113,276.00   2,003,865.84     6.750000  %      7,399.87
A-P     76110GYM7     1,073,295.85     183,602.12     0.000000  %        218.21
A-V     76110GYN5             0.00           0.00     0.475470  %          0.00
R-I     76110GYP0           100.00           0.00     6.750000  %          0.00
R-II    76110GYQ8           100.00           0.00     6.750000  %          0.00
M-1     76110GYR6    10,355,300.00   9,893,203.80     6.750000  %     55,086.06
M-2     76110GYS4     4,226,600.00   4,037,991.68     6.750000  %     22,483.83
M-3     76110GYT2     2,113,300.00   2,018,995.84     6.750000  %     11,241.92
B-1     76110GYU9     2,324,600.00   2,220,866.76     6.750000  %     12,365.94
B-2     76110GYV7     1,268,000.00   1,211,416.61     6.750000  %      6,745.25
B-3     76110GYW5     1,901,963.21   1,553,400.04     6.750000  %      4,569.25

-------------------------------------------------------------------------------
                  422,655,259.06    80,335,450.51                  5,574,443.53
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00      133,607.85       0.00     23,886,114.10
A-5        29,765.99  3,847,799.23            0.00       0.00      2,135,164.06
A-6         5,990.40  1,642,290.36            0.00       0.00        915,070.31
A-7        12,081.80     12,081.80            0.00       0.00              0.00
A-8       135,173.10    135,173.10            0.00       0.00     24,955,034.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10        5,198.97      5,198.97            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12       11,271.75     18,671.62            0.00       0.00      1,996,465.97
A-P             0.00        218.21            0.00       0.00        183,383.91
A-V        31,830.89     31,830.89            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        55,649.27    110,735.33            0.00       0.00      9,838,117.74
M-2        22,713.70     45,197.53            0.00       0.00      4,015,507.85
M-3        11,356.85     22,598.77            0.00       0.00      2,007,753.92
B-1        12,492.38     24,858.32            0.00       0.00      2,208,500.82
B-2         6,814.22     13,559.47            0.00       0.00      1,204,671.36
B-3         8,737.88     13,307.13            0.00       0.00      1,598,641.57

-------------------------------------------------------------------------------
          349,077.20  5,923,520.73      133,607.85       0.00     74,944,425.61
===============================================================================





































Run:        04/25/05     17:48:44
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1196.599811    0.000000     0.000000     0.000000   6.730874 1203.330685
A-5      59.516189   38.170210     0.297581    38.467791   0.000000   21.345980
A-6      36.941083   23.691854     0.086735    23.778589   0.000000   13.249229
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    948.227228    3.501611     5.333780     8.835391   0.000000  944.725618
A-P     171.063848    0.203308     0.000000     0.203308   0.000000  170.860539
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     955.375875    5.319601     5.373989    10.693590   0.000000  950.056274
M-2     955.375877    5.319602     5.373989    10.693591   0.000000  950.056274
M-3     955.375874    5.319600     5.373989    10.693589   0.000000  950.056274
B-1     955.375874    5.319599     5.373991    10.693590   0.000000  950.056274
B-2     955.375872    5.319598     5.373991    10.693589   0.000000  950.056274
B-3     842.924198    2.402381     4.594137     6.996518   0.000000  840.521817

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5 (POOL #  4586)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4586
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       16,593.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                       43,789.27
MASTER SERVICER ADVANCES THIS MONTH                                      857.87


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   3,012,320.65

 (B)  TWO MONTHLY PAYMENTS:                                    7     957,530.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     395,580.72


FORECLOSURES
  NUMBER OF LOANS                                                            16
  AGGREGATE PRINCIPAL BALANCE                                      1,459,046.55

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      74,944,425.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          661

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 114,857.28

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,148,723.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      167,005.61

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         73.87973600 %    19.89996600 %    6.20608140 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.08012000 %    21.16418850 %    6.70377730 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,257,534.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,933,453.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.52223421
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              319.60

POOL TRADING FACTOR:                                                17.73180955

Run:        04/26/05     11:24:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GXZ9    61,127,317.00           0.00     6.000000  %          0.00
A-2     76110GYA3    49,619,758.00           0.00     6.750000  %          0.00
A-3     76110GYB1    15,872,837.00           0.00     6.750000  %          0.00
A-4     76110GYC9    19,850,000.00  23,886,114.10     6.750000  %          0.00
A-5     76110GYD7   100,026,520.00   2,135,164.06     6.000000  %  2,116,718.52
A-6     76110GYE5    69,065,930.00     915,070.31     2.930004  %    907,165.08
A-7     76110GYF2             0.00           0.00     5.569998  %          0.00
A-8     76110GYG0    24,955,034.00  24,955,034.00     6.500000  %          0.00
A-9     76110GYH8    10,161,328.00           0.00     6.750000  %          0.00
A-10    76110GYJ4             0.00           0.00     6.750000  %          0.00
A-11    76110GYK1    46,600,000.00           0.00     6.750000  %          0.00
A-12    76110GYL9     2,113,276.00   1,996,465.97     6.750000  %     10,464.23
A-P     76110GYM7     1,073,295.85     183,383.91     0.000000  %     14,610.34
A-V     76110GYN5             0.00           0.00     0.464817  %          0.00
R-I     76110GYP0           100.00           0.00     6.750000  %          0.00
R-II    76110GYQ8           100.00           0.00     6.750000  %          0.00
M-1     76110GYR6    10,355,300.00   9,838,117.74     6.750000  %     49,502.37
M-2     76110GYS4     4,226,600.00   4,015,507.85     6.750000  %     20,204.79
M-3     76110GYT2     2,113,300.00   2,007,753.92     6.750000  %     10,102.39
B-1     76110GYU9     2,324,600.00   2,208,500.82     6.750000  %     11,112.50
B-2     76110GYV7     1,268,000.00   1,204,671.36     6.750000  %      6,061.54
B-3     76110GYW5     1,901,963.21   1,598,641.57     6.750000  %      8,043.87

-------------------------------------------------------------------------------
                  422,655,259.06    74,944,425.61                  3,153,985.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00      134,359.39       0.00     24,020,473.49
A-5        10,675.82  2,127,394.34            0.00       0.00         18,445.54
A-6         2,234.30    909,399.38            0.00       0.00          7,905.23
A-7         4,247.45      4,247.45            0.00       0.00              0.00
A-8       135,173.10    135,173.10            0.00       0.00     24,955,034.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10        5,198.97      5,198.97            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12       11,230.12     21,694.35            0.00       0.00      1,986,001.74
A-P             0.00     14,610.34            0.00       0.00        168,773.57
A-V        29,029.54     29,029.54            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        55,339.41    104,841.78            0.00       0.00      9,788,615.37
M-2        22,587.23     42,792.02            0.00       0.00      3,995,303.06
M-3        11,293.62     21,396.01            0.00       0.00      1,997,651.53
B-1        12,422.82     23,535.32            0.00       0.00      2,197,388.32
B-2         6,776.28     12,837.82            0.00       0.00      1,198,609.82
B-3         8,992.36     17,036.23            0.00       0.00      1,584,997.55

-------------------------------------------------------------------------------
          315,201.02  3,469,186.65      134,359.39       0.00     71,919,199.22
===============================================================================





































Run:        04/26/05     11:24:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1203.330685    0.000000     0.000000     0.000000   6.768735 1210.099420
A-5      21.345980   21.161573     0.106730    21.268303   0.000000    0.184406
A-6      13.249229   13.134770     0.032350    13.167120   0.000000    0.114459
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    944.725616    4.951663     5.314081    10.265744   0.000000  939.773953
A-P     170.860536   13.612584     0.000000    13.612584   0.000000  157.247952
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     950.056275    4.780390     5.344066    10.124456   0.000000  945.275885
M-2     950.056274    4.780388     5.344066    10.124454   0.000000  945.275885
M-3     950.056276    4.780391     5.344069    10.124460   0.000000  945.275885
B-1     950.056273    4.780388     5.344068    10.124456   0.000000  945.275885
B-2     950.056271    4.780386     5.344069    10.124455   0.000000  945.275885
B-3     840.521817    4.229246     4.727936     8.957182   0.000000  833.348166

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5 (POOL #  4586)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4586
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       15,538.66
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,283.61

SUBSERVICER ADVANCES THIS MONTH                                       39,220.73
MASTER SERVICER ADVANCES THIS MONTH                                      857.90


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   3,405,197.23

 (B)  TWO MONTHLY PAYMENTS:                                    4     357,084.69

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     318,383.79


FORECLOSURES
  NUMBER OF LOANS                                                            16
  AGGREGATE PRINCIPAL BALANCE                                      1,470,041.74

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      71,919,199.22

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          640

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 114,761.72

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,627,581.16

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.08012000 %    21.21610200 %    6.68737360 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            71.06279800 %    21.94347286 %    6.94211310 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,257,534.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,933,453.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.52303870
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              318.60

POOL TRADING FACTOR:                                                17.01604267

Run:        04/07/05     11:14:53                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GXZ9    61,127,317.00           0.00     6.000000  %          0.00
A-2     76110GYA3    49,619,758.00           0.00     6.750000  %          0.00
A-3     76110GYB1    15,872,837.00           0.00     6.750000  %          0.00
A-4     76110GYC9    19,850,000.00  24,020,473.49     6.750000  %          0.00
A-5     76110GYD7   100,026,520.00      18,445.54     6.000000  %     18,445.54
A-6     76110GYE5    69,065,930.00       7,905.23     3.049627  %      7,905.23
A-7     76110GYF2             0.00           0.00     5.449557  %          0.00
A-8     76110GYG0    24,955,034.00  24,955,034.00     6.500000  %  2,725,835.03
A-9     76110GYH8    10,161,328.00           0.00     6.750000  %          0.00
A-10    76110GYJ4             0.00           0.00     6.750000  %          0.00
A-11    76110GYK1    46,600,000.00           0.00     6.750000  %          0.00
A-12    76110GYL9     2,113,276.00   1,986,001.74     6.750000  %      2,712.88
A-P     76110GYM7     1,073,295.85     168,773.57     0.000000  %      7,657.67
A-V     76110GYN5             0.00           0.00     0.464814  %          0.00
R-I     76110GYP0           100.00           0.00     6.750000  %          0.00
R-II    76110GYQ8           100.00           0.00     6.750000  %          0.00
M-1     76110GYR6    10,355,300.00   9,788,615.37     6.750000  %      9,628.03
M-2     76110GYS4     4,226,600.00   3,995,303.06     6.750000  %      3,929.76
M-3     76110GYT2     2,113,300.00   1,997,651.53     6.750000  %      1,964.88
B-1     76110GYU9     2,324,600.00   2,197,388.32     6.750000  %      2,161.34
B-2     76110GYV7     1,268,000.00   1,198,609.82     6.750000  %      1,178.94
B-3     76110GYW5     1,901,963.21   1,584,997.55     6.750000  %      1,399.01

-------------------------------------------------------------------------------
                  422,655,259.06    71,919,199.22                  2,782,818.31
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00      135,115.16       0.00     24,155,588.65
A-5            92.23     18,537.77            0.00       0.00              0.00
A-6            20.09      7,925.32            0.00       0.00              0.00
A-7            35.90         35.90            0.00       0.00              0.00
A-8       135,173.10  2,861,008.13            0.00       0.00     22,229,198.97
A-9             0.00          0.00            0.00       0.00              0.00
A-10        5,198.97      5,198.97            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12       11,171.26     13,884.14            0.00       0.00      1,983,288.86
A-P             0.00      7,657.67            0.00       0.00        161,115.90
A-V        27,857.52     27,857.52            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        55,060.96     64,688.99            0.00       0.00      9,778,987.34
M-2        22,473.58     26,403.34            0.00       0.00      3,991,373.30
M-3        11,236.79     13,201.67            0.00       0.00      1,995,686.65
B-1        12,360.31     14,521.65            0.00       0.00      2,195,226.98
B-2         6,742.18      7,921.12            0.00       0.00      1,197,430.88
B-3         8,915.61     10,314.62            0.00       0.00      1,569,875.15

-------------------------------------------------------------------------------
          296,338.50  3,079,156.81      135,115.16       0.00     69,257,772.68
===============================================================================





































Run:        04/07/05     11:14:53
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1210.099420    0.000000     0.000000     0.000000   6.806809 1216.906229
A-5       0.184406    0.184406     0.000922     0.185328   0.000000    0.000000
A-6       0.114459    0.114459     0.000291     0.114750   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8    1000.000000  109.229866     5.416667   114.646533   0.000000  890.770134
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    939.773953    1.283732     5.286229     6.569961   0.000000  938.490221
A-P     157.247951    7.134724     0.000000     7.134724   0.000000  150.113227
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     945.275885    0.929768     5.317177     6.246945   0.000000  944.346117
M-2     945.275885    0.929769     5.317177     6.246946   0.000000  944.346117
M-3     945.275885    0.929769     5.317177     6.246946   0.000000  944.346117
B-1     945.275885    0.929769     5.317177     6.246946   0.000000  944.346117
B-2     945.275888    0.929771     5.317177     6.246948   0.000000  944.346117
B-3     833.348169    0.735566     4.687583     5.423149   0.000000  825.397221

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:53                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5 (POOL #  4586)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4586
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,902.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,527.65

SUBSERVICER ADVANCES THIS MONTH                                       53,152.70
MASTER SERVICER ADVANCES THIS MONTH                                    1,235.91


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    27   4,217,073.94

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,318,681.78

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     133,217.14


FORECLOSURES
  NUMBER OF LOANS                                                            15
  AGGREGATE PRINCIPAL BALANCE                                      1,239,298.52

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      69,257,772.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          625

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 244,199.18

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,549,664.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         71.06279800 %    21.99508900 %    6.92582200 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            70.00060300 %    22.76430021 %    7.18201610 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,257,534.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,933,453.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.53670108
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              317.70

POOL TRADING FACTOR:                                                16.38635062

Run:        04/25/05     11:59:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GXZ9    61,127,317.00           0.00     6.000000  %          0.00
A-2     76110GYA3    49,619,758.00           0.00     6.750000  %          0.00
A-3     76110GYB1    15,872,837.00           0.00     6.750000  %          0.00
A-4     76110GYC9    19,850,000.00  24,155,588.65     6.750000  %          0.00
A-5     76110GYD7   100,026,520.00           0.00     6.000000  %          0.00
A-6     76110GYE5    69,065,930.00           0.00     0.000000  %          0.00
A-7     76110GYF2             0.00           0.00     0.000000  %          0.00
A-8     76110GYG0    24,955,034.00  22,229,198.97     6.500000  %  3,125,932.50
A-9     76110GYH8    10,161,328.00           0.00     6.750000  %          0.00
A-10    76110GYJ4             0.00           0.00     6.750000  %          0.00
A-11    76110GYK1    46,600,000.00           0.00     6.750000  %          0.00
A-12    76110GYL9     2,113,276.00   1,983,288.86     6.750000  %      1,951.96
A-P     76110GYM7     1,073,295.85     161,115.90     0.000000  %        229.66
A-V     76110GYN5             0.00           0.00     0.472504  %          0.00
R-I     76110GYP0           100.00           0.00     6.750000  %          0.00
R-II    76110GYQ8           100.00           0.00     6.750000  %          0.00
M-1     76110GYR6    10,355,300.00   9,778,987.34     6.750000  %      9,624.53
M-2     76110GYS4     4,226,600.00   3,991,373.30     6.750000  %      3,928.33
M-3     76110GYT2     2,113,300.00   1,995,686.65     6.750000  %      1,964.17
B-1     76110GYU9     2,324,600.00   2,195,226.98     6.750000  %      2,160.55
B-2     76110GYV7     1,268,000.00   1,197,430.88     6.750000  %      1,178.52
B-3     76110GYW5     1,901,963.21   1,569,875.15     6.750000  %          0.00

-------------------------------------------------------------------------------
                  422,655,259.06    69,257,772.68                  3,146,970.22
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00      135,875.19       0.00     24,291,463.84
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8       120,408.16  3,246,340.66            0.00       0.00     19,103,266.47
A-9             0.00          0.00            0.00       0.00              0.00
A-10        4,631.08      4,631.08            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12       11,156.00     13,107.96            0.00       0.00      1,981,336.90
A-P             0.00        229.66            0.00       0.00        160,886.24
A-V        27,270.45     27,270.45            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        55,006.80     64,631.33            0.00       0.00      9,769,362.81
M-2        22,451.47     26,379.80            0.00       0.00      3,987,444.97
M-3        11,225.74     13,189.91            0.00       0.00      1,993,722.48
B-1        12,348.15     14,508.70            0.00       0.00      2,193,066.43
B-2         6,735.55      7,914.07            0.00       0.00      1,196,252.36
B-3         6,675.43      6,675.43            0.00       0.00      1,568,330.07

-------------------------------------------------------------------------------
          277,908.83  3,424,879.05      135,875.19       0.00     66,245,132.57
===============================================================================





































Run:        04/25/05     11:59:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5(POOL # 4586) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4586
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1216.906229    0.000000     0.000000     0.000000   6.845098 1223.751327
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8     890.770134  125.262603     4.825005   130.087608   0.000000  765.507531
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    938.490220    0.923665     5.279008     6.202673   0.000000  937.566554
A-P     150.113231    0.213986     0.000000     0.213986   0.000000  149.899246
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     944.346117    0.929430     5.311947     6.241377   0.000000  943.416687
M-2     944.346117    0.929430     5.311946     6.241376   0.000000  943.416687
M-3     944.346114    0.929428     5.311948     6.241376   0.000000  943.416687
B-1     944.346115    0.929429     5.311946     6.241375   0.000000  943.416687
B-2     944.346119    0.929432     5.311948     6.241380   0.000000  943.416687
B-3     825.397222    0.000000     3.509758     3.509758   0.000000  824.584861

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS5 (POOL #  4586)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4586
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,181.46
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,397.13

SUBSERVICER ADVANCES THIS MONTH                                       45,364.60
MASTER SERVICER ADVANCES THIS MONTH                                    1,816.26


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   3,981,215.32

 (B)  TWO MONTHLY PAYMENTS:                                    6     968,873.99

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     218,454.60


FORECLOSURES
  NUMBER OF LOANS                                                            14
  AGGREGATE PRINCIPAL BALANCE                                      1,188,049.52

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      66,245,132.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          606

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 243,994.64

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,944,446.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         70.00060300 %    22.81738000 %    7.16530840 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            68.66397000 %    23.77613215 %    7.50201320 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            1,257,534.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,933,453.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.52954561
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              316.60

POOL TRADING FACTOR:                                                15.67356164